Exhibit 99.1

CITI TRENDS ANNOUNCES FOURTH QUARTER AND FISCAL 2024 RESULTS

Q4 2024 total sales of $211.2 million with comparable store sales growth of 6.4% and average store inventory down 6.7%

Q4 2024 gross margin of 39.7%, expansion of 60 basis points from Q4 2023

Fiscal 2024 total sales of $753.1 million with comparable store sales growth of 3.4%

Company ends Fiscal 2024 with liquidity of approximately $136 million, including $61 million of cash and no debt

Company provides outlook for Fiscal 2025; expects low to mid-single digit comparable store sales increase and significant EBITDA improvement

Mid-single digit comparable store sales momentum has continued Q1 2025 to-date

SAVANNAH, GA (March 18, 2025) — Citi Trends, Inc. (NASDAQ: CTRN), a leading off-price value retailer of apparel, accessories and home trends primarily for African American families in the United States, today reported results for the 13-week fourth quarter and 52-week full year ended February 1, 2025. For purposes of comparison, unless otherwise stated, metrics in this release are compared to the 14-week fourth quarter and 53-week full year ended February 3, 2024.

Financial Highlights – Fourth Quarter 2024

•	Total sales of $211.2 million decreased 1.9% vs. the fourteen-week period in Q4 2023; comparable store sales, calculated on a shifted 13-week to 13-week basis, increased 6.4% compared to Q4 2023 driven by increases in traffic, basket and conversion, reflecting improved product value, addition of off-price extreme value and better allocation methods

•	Gross margin of 39.7% vs. 39.1% in Q4 2023, an increase of 60 basis points due to lower freight expense, partially offset by planned in-season markdowns

•	SG&A of $77.5 million, $76.7 million as adjusted* vs. $74.5 million, or $74.2 million as adjusted* in Q4 2023; approximately $1.5 million of the increase was due to one-time strategic costs in support of turnaround efforts

•	Tax expense of $15.8 million in the quarter includes $15.5 million related to a non-cash valuation allowance on deferred tax assets related to net operating losses

•	Net loss of $(14.2) million, or adjusted net loss* of $(12.8) million, vs. net income of $3.6 million, or $4.4 million as adjusted* in Q4 2023

•	Adjusted EBITDA* of $7.1 million compared to adjusted EBITDA* of $10.0 million in Q4 2023; normalizing for one-time, strategic SG&A costs in Q4 2024 and accrual adjustments in both years, results are $7.4 million* in Q4 2024 vs $7.6 million* in Q4 2023

•	Closed 2 stores in the quarter to end the year with 591 locations

Financial Highlights – Full Year 2024

•	Total sales of $753.1 million increased 0.7% vs. a 53-week 2023; comparable stores sales, calculated on a 52-week to 52-week basis, increased 3.4% vs. 2023

•	Gross margin of 37.5% vs. 38.1%, or 38.2% as adjusted* in 2023; the year-over-year decline was due to higher markdowns from our large aged-inventory markdown in Q2 2024 and higher shrink expense, partially offset by lower freight expense

•	SG&A of $300.2 million, $296.3 million as adjusted* vs. $284.5 million, or $284.2 million as adjusted* in 2023; approximately $3.1 million of the increase was due to one-time strategic costs in support of turnaround efforts

•	Net loss of $(43.2) million, or $(36.7) million as adjusted,* compared to net loss of $(12.0) million in 2023, or $(10.5) million as adjusted*

•	Adjusted EBITDA* loss of $(14.2) million, reflecting ($18.0) million in first half of 2024, followed by $3.8 million of adjusted EBITDA* in the second half of the year; this compares to adjusted EBITDA* of $1.5 million in 2023

•	Opened 1 new store, remodeled 35 stores and closed 12 stores to end the year with 591 locations

•	Cash of $61.1 million at year-end, with no debt and no borrowings under a $75 million credit facility

•	Year-end inventory decreased 6.0% vs. 2023 with average in-store inventory down 6.7% vs. 2023

Chief Executive Officer Comments

Ken Seipel, Chief Executive Officer, said, “I am pleased to report that we continue to make progress on our strategic journey. We delivered fourth quarter comparable store sales growth of 6.4%, a sequential improvement from the third quarter and a solid acceleration on a two-year basis. This top-line growth was driven by strong customer traffic and consistent increase in basket size. Our renewed focus on delivering trendy fashions, great brands, and amazing prices combined with compelling off-price deals strongly resonated with our customers. This top-line trend is a strong indicator of our highly differentiated position in the marketplace as an off-price value retailer focused on our African-American customer. I am also pleased to report continued sales momentum in Q1 ’25 quarter to-date, with sales trends in the mid-single digits.”

Mr. Seipel continued, ”As we enter fiscal 2025, we are moving from the “repair” phase of our transformation to the “execute” phase of our improvement strategy. We have established the majority of the required fundamental practices and foundational business improvements and are now focused on developing consistent execution capabilities across the organization. This work is driving our 2025 outlook with low to mid-single digit comp growth, gross margin expansion and expense leverage, which will result in significantly improved EBITDA performance compared to fiscal 2024. We plan to remodel 50 stores and expect to open up to 5 new locations as we begin to return to growth of this important brand.

As we enter a period of economic uncertainty, we believe we are in a good position to gain market share due to the addition of “off-price” to our business model, which enables us to offer high margin, great brands at exceptional prices with minimal impact of tariff-based cost pressures. Our objective is to stay aggressive and flexible. We intend to gain market share, while keeping ample liquidity for open to buy and flexibility in our cost model, allowing us to react to changing market conditions.”

Mr. Seipel concluded, “I want to express my sincere gratitude for the work of our dedicated team members across the organization. I remain confident in the Company’s ability to deliver significantly improved financial results and that the work we are doing is laying the groundwork for future growth."

Capital Return Program Update

In the fourth quarter of fiscal 2024, the Company repurchased 145,238 shares of its common stock for a total spend of $3.8 million. At end of fiscal 2024, $46.2 million remained available under the Company’s share repurchase program. In the first quarter fiscal 2025 to-date, the Company has repurchased 250,555 shares of its common stock for a total spend of $6.2 million.

Since restarting the repurchase program in Q4 2024, the Company has deployed $10.0 million to repurchase 395,793 shares, with $40.0 million remaining under the Company’s share repurchase program.

Fiscal 2025 Outlook

The Company’s outlook for fiscal 2025 compared to fiscal 2024 is as follows:

•	Expecting full year comparable store sales growth of low to mid-single digits

•	Full year gross margin expected to expand a minimum of 220 basis points vs. 2024, consistent with our stated goal of gross margin dollar growth outpacing sales growth

•	SG&A is expected to leverage in the range of 30 basis points to 50 basis points vs. 2024

•	Full year EBITDA* planned to be in the range of $5 million to $9 million, a $19 million to $23 million improvement vs. fiscal 2024, a year impacted by strategic investments to drive growth

•	Expecting 2025 effective tax rate of approximately 0%

•	The Company plans to open up to 5 new stores, remodel approximately 50 stores and close up to 5 locations

•	Full year capital expenditures are expected to be in the range of $18 million to $22 million

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The live broadcast of Citi Trends' conference call will be available online at the Company's website, cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

The live conference call can also be accessed by dialing (877) 407-0779. A replay of the conference call will be available until March 25, 2025, by dialing (844) 512-2921 and entering the passcode,13751394.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously.

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release. The Company is unable to provide a full reconciliation of the forward-looking non-GAAP financial measure used in 2025 guidance without unreasonable effort because it is not possible to predict certain of its adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company’ control and its unavailability could have a significant impact on its financial results.

About Citi Trends

Citi Trends, Inc. is a leading off-price value retailer of apparel, accessories and home trends primarily for African American families in the United States. The Company operates 591 stores located in 33 states. For more information, visit cititrends.com or your local store.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," “expects,” "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory) or other factors; changes in market interest rates and market levels of wages; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; impacts of natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand and to manage inventory shrinkage; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; the impact of the cyber disruption we identified on January 14, 2023, including legal, reputational, financial and contractual risks resulting from the disruption, and other risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building, and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro

ICR, Inc.

CitiTrendsIR@icrinc.com

CITI TRENDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Fourth Quarter
	February 1, 2025	February 3, 2024	January 28, 2023
	(unaudited)	(unaudited)	(unaudited)
Net sales	$211,172	$215,179	$209,461

Cost of sales (exclusive of depreciation shown separately below)	(127,326)	(130,997)	(126,681)
Selling, general and administrative expenses	(77,451)	(74,527)	(70,578)
Depreciation	(4,491)	(4,850)	(4,802)
Asset impairment	(701)	(873)	—
Income from operations	1,203	3,931	7,400
Interest income	531	1,070	830
Interest expense	(81)	(78)	(76)
Income before income taxes	1,653	4,923	8,154
Income tax expense	(15,830)	(1,372)	(1,517)
Net income	$(14,177)	$3,551	$6,637

Basic net income per common share	$(1.71)	$0.43	$0.81
Diluted net income per common share	$(1.71)	$0.42	$0.81

Weighted average number of shares outstanding
Basic	8,314	8,238	8,155
Diluted	8,314	8,380	8,155

	Fiscal Year
	February 1, 2025	February 3, 2024	January 28, 2023
	(unaudited)	(unaudited)	(unaudited)
Net sales	$753,079	$747,941	$795,011

Cost of sales (exclusive of depreciation shown separately below)	(471,036)	(462,824)	(484,022)
Selling, general and administrative expenses	(300,173)	(284,529)	(279,177)
Depreciation	(18,822)	(18,990)	(20,595)
Asset impairment	(2,536)	(1,051)	—
Gain on sale-leasebacks	—	—	64,088
(Loss) income from operations	(39,488)	(19,454)	75,305
Interest income	2,473	3,874	1,034
Interest expense	(319)	(306)	(306)
(Loss) income before income taxes	(37,334)	(15,886)	76,033
Income tax benefit (expense)	(5,836)	3,907	(17,141)
Net (loss) income	$(43,170)	$(11,979)	$58,892

Basic net (loss) income per common share	$(5.19)	$(1.46)	$7.17
Diluted net (loss) income per common share	$(5.19)	$(1.46)	$7.17

Weighted average number of shares outstanding
Basic	8,315	8,221	8,216
Diluted	8,315	8,221	8,216

CITI TRENDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	February 1, 2025	February 3, 2024
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$61,085	$79,706
Short-term investment securities	—	—
Inventory	122,640	130,432
Prepaid and other current assets	10,216	10,838
Property and equipment, net	50,715	56,231
Operating lease right of use assets	214,148	231,281
Deferred tax assets	-	5,105
Other noncurrent assets	3,965	5,128
Total assets	$462,769	$518,721

Liabilities and Stockholders' Equity:
Accounts payable	$102,457	$100,366
Accrued liabilities	23,823	23,312
Current operating lease liabilities	47,724	45,842
Other current liabilities	388	384
Noncurrent operating lease liabilities	172,675	188,810
Other noncurrent liabilities	2,527	2,301
Total liabilities	349,594	361,015

Total stockholders' equity	113,175	157,706
Total liabilities and stockholders' equity	$462,769	$518,721

CITI TRENDS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
(in thousands, except per share data)

The Company makes reference in this release to adjusted gross margin, adjusted SG&A, adjusted net (loss) income and adjusted EBITDA. The Company believes these supplemental measures reflect operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	Fourth Quarter
	February 1, 2025	February 3, 2024
Reconciliation of Adjusted SG&A
SG&A	$(77,451)	$(74,527)
Other non-recurring expenses	703	334
Adjusted SG&A	$(76,748)	$(74,193)

	Fourth Quarter
	February 1, 2025	February 3, 2024
Reconciliation of Adjusted Net (Loss) Income
Net (loss) income	$(14,177)	$3,551
Asset impairment	701	873
Other non-recurring expenses	703	334
Tax effect	—	(336)
Adjusted net (loss) income	$(12,773)	$4,422

	Fourth Quarter
	February 1, 2025	February 3, 2024
Reconciliation of Adjusted EBITDA
Net (loss) income	$(14,177)	$3,551
Interest income	(531)	(1,070)
Interest expense	81	78
Income tax (benefit) expense	15,830	1,372
Depreciation	4,491	4,850
Asset impairment	701	873
Other non-recurring expenses	703	334
Adjusted EBITDA	$7,098	$9,989
One-time strategic costs	1,540	—
Payroll and bonus accrual adjustments	(1,200)	(2,414)
Normalized Adjusted EBITDA	$7,438	$7,575

	Fiscal Year
	February 1, 2025	February 3, 2024
Reconciliation of Adjusted SG&A
SG&A	$(300,173)	$(284,529)
CEO transition expenses	1,479	—
Other non-recurring expenses	2,435	334
Adjusted SG&A	$(296,259)	$(284,195)

	Fiscal Year
	February 1, 2025	February 3, 2024
Reconciliation of Adjusted Gross Margin
Net sales	$753,079	$747,941
Cost of sales	(471,036)	(462,824)
Gross profit	$282,043	$285,117
Gross margin	37.5%	38.1%
Cyber incident expenses	$-	$513
Adjusted gross profit	$282,043	$285,630
Adjusted gross margin	37.5%	38.2%

	Fiscal Year
	February 1, 2025	February 3, 2024
Reconciliation of Adjusted Net (Loss) Income
Net (loss) income	$(43,170)	$(11,979)
Gain on insurance	—	(1,188)
Asset impairment	2,536	1,051
Cyber incident expenses	—	1,723
CEO transition expenses	1,479	—
Other non-recurring expenses	2,435	334
Tax effect	—	(472)
Adjusted net (loss) income	$(36,720)	$(10,530)

	Fiscal Year
	February 1, 2025	February 3, 2024
Reconciliation of Adjusted EBITDA
Net (loss) income	$(43,170)	$(11,979)
Interest income	(2,473)	(3,874)
Interest expense	319	306
Income tax (benefit) expense	5,836	(3,907)
Depreciation	18,822	18,990
Gain on insurance	—	(1,188)
Asset impairment	2,536	1,051
Cyber incident expenses	—	1,723
CEO transition expenses	1,479	—
Other non-recurring expenses	2,435	334
Adjusted EBITDA	$(14,216)	$1,457